CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT AND STOCK PLAN (this "Agreement") is entered into as of August 19, 2004 by and between Galaxy Minerals, Inc. ("GMI"), a
Florida Corporation, whose principal place of business is located at 500 Park
Avenue, Suite 203, Lake Villa, IL 60046, and Scott Goldstein ("Consultant"),
whose principal place of business is located at 441 N. Crooked Lane,
Lindenhurst, Il 60046, USA (individually, a "Party" and collectively, the
"Parties").

RECITALS

A. GMI is a public company whose Common Stock, $.001 par value, is quoted on the OTC Bulletin Board. It is important to GMI for GMI to have access to new minerals extraction projects and expertise in negotiation and structuring of transactions.

B. Consultant is experienced in sourcing minerals extraction projects, negotiating and structuring their acquisition for companies such as
GMI.

C. Consultant is desirous of engaging as a consultant, and is desirous of acting as a consultant to GMI in the area of project acquisition with the specific objective of providing a continuous flow of new projects to GMI.

AGREEMENT

NOW, THEREFORE, it is mutually agreed by and between the Parties as follows:

1. ENGAGEMENT. GMI hereby retains and engages Consultant to perform such minerals extraction project searches/acquisitions as GMI may from time to time reasonably request and as set forth more particularly in paragraph 2 below (the "Consulting Services"), and Consultant agrees to perform the Consulting Services subject to the terms and conditions of this Agreement.

2. CONSULTING SERVICES. The consulting services contemplated by this
Agreement (the "Consulting Services") shall consist of:

a. Being the key party and/or individual in the acquisition of the Culebrillas Mine project located in Peru.

b. Organizing large amounts of data and the research & development, including the execution of the GMI’s corporate website and related computer programming, as well as the management and hiring of website designers needed to keep the GMI website(s) current;

c. Further negotiating additional terms, conditions, structuring, and development of the new acquisitions to help GMI bring the projects into production as well as the continued development of the above projects as GMI’s Board of Directors see fit; and

3. SCOPE OF THIS AGREEMENT. The raising of capital by Consultant for GMI is outside the scope of this Agreement. Consultant shall not perform for GMI any service related to the raising of capital, whether directly or indirectly, including without limitation (a) securing additional marketmakers; (b) obtaining exposure to institutional investors and other interested parties; and (c) locating regional firm analysis to initiate coverage on GMI.

4. CONSIDERATION. In consideration of the performance by Consultant of the
Consulting Services above, GMI will issue to Consultant, a one time issuance of 6,000,000 shares of GMI common stock (the "Shares").

5. EXPENSES. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement by GMI. GMI and Consultant shall from time to time as appropriate discuss and agree on what costs and expenses GMI will bear in connection with the completion of certain of the Consulting Services.

6. TERM. The term of this Agreement is one year, commencing August 19,
2004 and ending August 19, 2005 (the "Term"). This Agreement may be terminated prior to the end of the Term upon the mutual agreement of the Parties or in the event Consultant is in default (as defined below)
in the performance of the Consulting Services, which default is not cured within a reasonable time following written notice thereof from
GMI. A "default" occurs when, in GMI's sole and exclusive judgment,
Consultant is not satisfactorily performing the Consulting Services.

7. MISCELLANEOUS.

a. ENTIRETY OF AGREEMENT. This Agreement sets forth the entire understanding of the Parties with respect to the matters
contemplated hereby. Any and all previous agreements and
understandings between or among the Parties regarding the
subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or
modified except by written instrument duly executed by each of the Parties.

b. ASSIGNMENT AND BINDING EFFECT. This Agreement may no be
assigned without prior written consent of the other Party.

c. WAIVER. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

d. NOTICES. Any notice, request, demand, waiver, consent,
approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, or by registered or certified mail, postage prepaid, as follows:

If to GMI, to:
500 Park Avenue
Suite 203
Lake Villa
IL 60046

If to Consultant, to:

Scott Goldstein
441 N. Crooked Lane
Lindenhurst
IL 60046

or such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such
notice, request, demand, waiver, consent, approval or other
communications will be deemed to have been given as of the
date so delivered, telephoned or mailed.

e. GOVERNING LAW. This Agreement shall be governed by and
interpreted and enforced in accordance with the laws of the
State of Florida.

f. NO BENEFIT TO OTHERS. The representatives, warranties,
covenants and agreements contained in this Agreement are for the sole benefit of the Parties hereto.

g. SEVERABILITY. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such
jurisdiction without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or
unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

h. ATTORNEYS' FEES. In the event of a dispute concerning the matters contained in this Agreement, the prevailing party
shall be reimbursed all of its attorneys' fees and costs
incurred.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

GALAXY MINERALS, INC. a Florida corporation

By: /Richard N. Jobling/
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Name: Richard N. Jobling

Its: President

CONSULTANT

By: /Scott Goldstein/
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Name: Scott Goldstein